Exhibit 16.1

                          TSCHOPP, WHITCOMB & ORR, P.A.
                     2600 Maitland Center Parkway, Suite 330
                             Maitland, Florida 32751

August 26, 2004

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom It May Concern::

This is to confirm that the client-auditor relationship between Safetek International, Inc. (Commission File Number 33-22175) and Tschopp, Whitcomb & Orr, P.A. has ceased. We have read and agree with the revised disclosures in
Item 4 of the Company's recently filed Form 8-K/A dated August 12, 2004.

Sincerely,


/s/ Tschopp, Whitcomb & Orr, P.A.


--------------------------------
Tschopp, Whitcomb & Orr, P.A.


cc:      Mr. Samuel Shneibalg
         Chief Executive Officer
         Safetek International, Inc.
         5509 11th Avenue
         Brooklyn, New York 11219